Exhibit 10.2

PROMISSORY NOTE

$[AMOUNT]September 15, 2025

FOR VALUE RECEIVED, LENDWAY, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [LENDER] or its endorsees, successor and assigns (together with its endorsees, successors, and assigns, the “Lender”), at its office located at [●] (or at such other place of payment designated by the holder hereof to the Borrower), the principal sum equal to [AMOUNT] (the “Principal Amount”) under this Promissory Note (this “Note”), and to pay interest, as set forth below, in lawful money of the United States of America in immediately available funds, payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature.

1.Purpose of this Note. The proceeds from this Note are solely to be used to (i) fund a capital contribution to TULP 24.1, LLC, a Delaware limited liability company and a subsidiary of Borrower and (ii) pay transaction fees and expenses related to this Note.
2.Principal Payments; Optional Prepayments. The entire Principal Amount, together with accrued and unpaid interest thereon as set forth below, shall be due and payable in full on the earlier of (i) June 1, 2027 and (ii) such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise (the “Maturity Date”). The Borrower may prepay any outstanding principal hereunder, together with accrued and unpaid interest, at any time without prepayment or penalty. Amounts paid or prepaid hereunder may not be reborrowed.
3.Interest Payments.
(a)Interest Rate. Subject to the provisions of Section 3(b), the Principal Amount shall bear interest, beginning on the date hereof, at a rate per annum equal to 13.5%. All accrued and unpaid interest shall be due and payable by the Borrower on the Maturity Date; provided that interest accrued pursuant to Section 3(b) shall be payable on demand.
(b)Default Rate. Notwithstanding the foregoing, if there is an Event of Default or if any principal of or interest payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the obligations of the Borrower hereunder shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to 3% plus the rate otherwise applicable to the Principal Amount as provided in Section 3(a).
(c)Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)Maximum Rate. In no event shall the interest rate applicable to the principal amount outstanding hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time; any payment of interest in excess of such limitation shall be credited as a payment of principal unless the Borrower requests the return of such amount.

4.Representations and Warranties. The Borrower hereby represents and warrants to the Lender as of the date hereof:
(a)Authorization; Enforceability. This Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)No Conflicts. The execution, delivery and performance of this Note (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) not violate any requirements of law, (iii) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon the Borrower or any of its property, or give rise to a right thereunder to require any payment to be made by the Borrower, except for any consent or approval as has been obtained or made, and (iv) will not result in the creation or imposition of any lien on any property of the Borrower.
(c)No Material Misstatements. No information, report, financial statement, certificate, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Note or delivered in connection herewith, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
5.Events of Default. Upon the occurrence and during the continuance of the following events (each, an “Event of Default”):
(a)default shall be made in the payment of any principal, any interest, any fee or any other amount due under this Note, in each case when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise;
(b)any representation or warranty made or deemed made in or in connection with this Note, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Note, shall prove to have been false or misleading when so made, deemed made or furnished;
(c)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Borrower, or of a substantial part of the property of the Borrower, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property of the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(d)the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property of the Borrower; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or (vii) take any action for the purpose of effecting any of the foregoing; or
(e)this Note or any material provisions hereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any other person, or by any governmental authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall repudiate or deny any portion of its liability or obligation for the obligations of the Borrower under this Note;

then, and in every such event (other than an event described in paragraph (c) or (d) above), and at any time thereafter during the continuance of such event, the Lender, by notice to Borrower, may declare the Principal Amount to be forthwith due and payable in whole or in part, whereupon the principal so declared to be due and payable, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (c) or (d) above, the Principal Amount, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

6.Expenses.
(a)Costs and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of its counsel) in connection with the enforcement or protection of its rights in connection with this Note or the proceeds issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations related thereto.
(b)Payments. All amounts due under this Section shall be payable not later than 3 business days after demand therefor.
7.Miscellaneous.
(a)Pari Passu Notes. The Borrower may enter into Promissory Notes on or about the date hereof on the same terms as set forth herein, in amounts as determined by the Borrower (each such note, if any, together with this Note, shall be a “Pari Passu Note”). With respect to each Pari Passu Note, all payments due thereunder shall rank pari passu with the payments due under this Note. The Borrower acknowledges and agrees that (a) this Note may be substantially identical in form to other Pari Passu Notes and (ii) it will only make payments on this Note to the extent that a corresponding payment is concurrently made under each of the other Pari Passu Notes, pro rata in proportion to the unpaid principal amount of each Pari Passu Note at the time outstanding.

(b)Additional Indebtedness.  Until all amounts outstanding under this Note have been paid in full, the Borrower will (a) not create, incur, assume or suffer to exist any indebtedness without the consent of each Lenders under the Pari Passu Notes, excluding indebtedness existing on the date hereof and usual and customary indebtedness incurred in the operation of the Borrower’s business, and (b) will use commercially reasonable efforts to cause Bloomia, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands, and TULP 24.1, LLC, a Delaware limited liability company, each being subsidiaries of the Borrower, to comply with the provisions of this Section 7(b); provided that, the provisions of this Section 7(b) may be waived by the Lenders holding a majority interest under the Pari Passu Notes (the “Required Lenders”).
(c)Additional Financing. The Borrower agrees to use reasonable best efforts to obtain one or more alternative sources of financing in order to refinance or otherwise pay off all amounts outstanding under this Note in advance of the Maturity Date.
(d)Observer Rights. Until all amounts outstanding under the Pari Passu Notes have been paid in full, the Required Lenders may appoint one individual as a non-voting observer (“Board Observer”) to the Borrower’s board of directors (the “Board”). The Board Observer will be entitled to attend all meetings of the Board and to receive all information provided to the members of the Board (including minutes of previous meetings of the Board); provided, that (i) the Board Observer will not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees; (ii) the Borrower may withhold information or materials from the Board Observer or exclude the Board Observer from any meeting or portion thereof if (as determined by the Board in good faith) access to such information or materials or attendance at such meeting would (A) adversely affect the attorney-client or work product privilege between the Borrower and its counsel; or (B) result in a conflict of interest or if withholding or exclusion is otherwise required to avoid any disclosure that is restricted by any agreement with another person; and (iii) the Board Observer must have entered into a confidentiality agreement on terms reasonably satisfactory to the Borrower prior to the exercise of the rights contained in this Section 7(d).
(e)No Waivers; No Set-off. No delay on the part of the Lender in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers, and rights specified herein of the Lender are in addition to those otherwise created or permitted by law. There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Borrower against the Lender or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Borrower.
(f)Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender.
(g)Governing Law and Venue. This Note and the transactions contemplated hereby, and all disputes between the parties under or relating to this Note or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws of the State of Minnesota. In the event of any legal action to enforce or interpret this Note, the Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the Supreme Court of the State of Minnesota sitting in Hennepin and of the United States District Court of Minnesota.

(h)Integration; Effectiveness. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Note shall become effective when it shall have been executed by the Borrower. Delivery of a signature page of this Note by facsimile or other electronic transmission (i.e., a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Note.
(i)Severability. Any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF and intending to be legally bound hereby, the Borrower has executed this Note as of the date hereof.

LENDWAY, INC., as Borrower

By:
Name:Elizabeth E. McShane
Title:Chief Financial Officer

[LENDER], as Lender

[By:]
[Name:]
[Title:]

[Signature Page to Promissory Note]